                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 to register 333,334 shares of Common Stock of Genzyme Transgenics Corporation of our report dated February 22, 2000, except as to the information in the third paragraph of Note 12 for which the date is April 3, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K for the year ended January 2, 2000. We also consent to the incorporation by reference of our report dated February 22, 2000, relating to the financial statements of ATIII LLC which report also appears in the Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                         /s/ PricewaterhouseCoopers L.L.P.

                                         PricewaterhouseCoopers L.L.P.

Boston, Massachusetts
November 29, 2000